Exhibit 99.1

News Release

For Immediate Release:

July 19, 2007

International Barrier Technology – Fire-Resistant Building Materials Company Reports Fiscal Year Revenue of $6,132,897 and Record Sales Volume of 8,859,400 sq. ft. for YE June 2007

Watkins, MN; Vancouver, BC July 19, 2007 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials, is pleased to report record sales volumes for both the fourth quarter and the fiscal year.

The fiscal year was closed with a strong fourth quarter.  Record Q4 shipments were achieved as 2,273,000 sq. ft. shipped Apr-Jun 2007 in comparison to the 2,267,100 sq. ft. during the same period last year.  Commercial Modular represented 1,944,300 sq. ft. and Residential Roof Deck was 328,700 sq. ft.  Revenues reported for the quarter were $1,435,254 ($680,559 from Commercial Modular and $109,192 from Residential Roof Deck).

Record Blazeguard sales volumes of 8,859,400 sq. ft. were shipped for the fiscal year ending June 30, 2007.  This was an increase of 12% (despite the prolonged weakness in the residential housing market) from the 7,894,000 sq. ft. shipped in Fiscal 2006.  Commercial Modular business surpassed five million sq. ft. (5,372,900 sq. ft.) for the fiscal year, representing a 61% growth in business year to year.  The residential roof deck market represented 3,486,500 sq. ft. of total shipments vs. 4,559,800 sq. ft. into that market last year.

Fiscal year to date sales revenue was $6,132,897, a decline of $477,904 from the $6,610,801 reported last year.  However, after adjusting $733,613 for the decrease in pass through sheathing costs, sales revenues actually increased by 4%.  The revenue generated from Commercial Modular was $1,797,534 and $1,423,082 from Residential Roof Deck.

About International Barrier Technology Inc.

International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction. Blazeguard® customers include many of the top multifamily homebuilders, and commercial modular building manufacturers in the United States.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology

(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:

www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com